Exhibit 99.1

Potbelly Corporation Appoints Steven W. Cirulis as Chief Financial Officer and Chief Strategy Officer

New CFO brings over 20 years of financial and strategy development experience across the fast-casual, quick-service, and retail industries

CHICAGO, April 13, 2020 – Potbelly Corporation (NASDAQ: PBPB), the iconic neighborhood sandwich shop, today announced that Steven W. Cirulis will be joining the Potbelly executive team as Senior Vice President, Chief Financial Officer and Chief Strategy Officer, effective immediately. Mr. Cirulis has been with Potbelly since December 2019, serving in a strategic planning, finance and analytical consulting role. Mr. Cirulis will now lead the Company’s financial and strategy functions, including financial planning and analysis, accounting and financial reporting, tax, treasury, investor relations and enterprise procurement.

Alan Johnson, President and Chief Executive Officer of Potbelly, commented, “We are pleased to welcome Steve to our executive team. Over the last several months, I’ve seen Steve’s strategic and financial contributions firsthand and believe that he will prove invaluable as we navigate the current environment. Steve has a proven track record of developing and executing growth strategies in the restaurant industry with his extensive time at McDonald’s and Panera, including a focus on off-premise channels. He has also played a key role in the design and implementation of our Project Aurora tests. His insights and leadership will be instrumental as we continue to position Potbelly for a return to growth.”

Mr. Cirulis commented, “I am honored and excited to be appointed as Chief Financial Officer and Chief Strategy Officer of Potbelly at such a pivotal time for our Company. I spent the last few months engaging with employees and customers to develop a deeper understanding of our business and the challenges we currently face, especially in the current environment. It is clear we have the right strategic framework in place, and that we have a solid and sustainable platform for growth when the normal market environment returns. I look forward to working with Alan and the Potbelly team as we navigate today’s near-term challenges and eventually return our focus to long-term value creation.”

Mr. Cirulis assumes his new role with over 20 years of experience in omnichannel businesses, including retail, restaurants, digital, CPG, hospitality, and entertainment. Most recently, Mr. Cirulis served as Senior Vice President, Strategic Projects at Panera Bread. Prior to his role at Panera Bread, Mr. Cirulis was the Global Vice President, Corporate Strategy at McDonald’s, Senior Director of Strategy, Business Development and Insights, Gap Brand at Gap, Inc., and was Associate Partner at Prophet, Inc. Mr. Cirulis is also a Founding Board Member of The Nora Project and Vice President, Board Member of Winnetka Public Schools District 36. Mr. Cirulis completed his undergraduate work at Northwestern University, and earned an MBA from the Kellogg Graduate School of Management at Northwestern University.

About Potbelly

Potbelly Corporation is a neighborhood sandwich concept that has been feeding customers’ smiles with warm, toasty sandwiches, signature salads, hand-dipped shakes and other fresh menu items, customized just the way customers want them, for more than 40 years. Potbelly promises Fresh, Fast & Friendly service in an environment that reflects the local neighborhood. Since opening its first shop in Chicago in 1977, Potbelly has expanded to neighborhoods across the country—with more than 400 company-owned shops in the United States. Additionally, Potbelly franchisees operate over 40 shops in the United States. For more information, please visit our website at www.potbelly.com.

Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Forward-looking statements, written, oral or otherwise made, represent the Company’s expectation or belief concerning future events. Without limiting the foregoing, the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “strives,” “goal,” “estimates,” “forecasts,” “projects” or “anticipates” or the negative of these terms and similar expressions are intended to identify forward-looking statements. Forward-looking statements may include, among others, statements relating to: our future financial position and results of operations, business strategy, budgets, projected costs and plans and objectives of management for future operations. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement, due to reasons including, but not limited to, competition; general economic conditions; our ability to successfully implement our business strategy; the success of our initiatives to increase sales and traffic; changes in commodity, energy and other costs; our ability to attract and retain management and employees; consumer reaction to industry-related public health issues and perceptions of food safety; our ability to manage our growth; reputational and brand issues; price and availability of commodities; consumer confidence and spending patterns; and weather conditions. In addition, there may be other factors of which we are presently unaware or that we currently deem immaterial that could cause our actual results to be materially different from the results referenced in the forward-looking statements. All forward-looking statements contained in this press release are qualified in their entirety by this cautionary statement. Although we believe that our plans, intentions and expectations are reasonable, we may not achieve our plans, intentions or expectations. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof. See “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” included in our most recent annual report on Form 10-K and other risk factors described from time to time in subsequent quarterly reports on Form 10-Q, all of which are available on our website at www.potbelly.com. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Contact Investor Relations:

Josh Littman or Chris Hodges

Alpha IR Group

312-445-2870

PBPB@alpha-ir.com